Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL THIRD QUARTER RESULTS

- Sales Impacted by Reduced Ordering Activity by a Large Customer, Now Rebounding;
Net Sales Up with Cash Generation for Nine-Month Period -

LOS ANGELES, CA – February 9, 2026 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2026 third quarter -- reflecting a large customer ordering reduction in the quarter, primarily due to its closure of stores and consolidation of distribution centers, with sales to this customer now increasing in the current fiscal fourth quarter.

Positive Drivers and Initiatives Include:

•
Significant new business commitments from changing competitive landscape and industry dynamics -- including bankruptcy of a competitor, growth in demand for replacement parts with aging vehicles and increasing miles driven

•	Margin accretion due to strong momentum in the utilization of brake-related capacity

•	Overall margin accretion from continued improvements in operating efficiencies

•	Pursuing strategic alternatives for EV technology

Three-Month Results
Net sales for the fiscal 2026 third quarter were $167.7 million compared with $186.2 million in the prior year – reflecting an approximately $17 million sales decrease to one of the company’s large customers as explained previously, with sales to this customer now increasing in the current fiscal fourth quarter.

Gross profit for the fiscal 2026 third quarter was $32.9 million compared with $44.9 million a year earlier, impacted by the sales decrease previously discussed. Gross margin for the same period was 19.6 percent compared with 24.1 percent a year earlier, impacted by this large sales decrease. Gross margin on a sequential basis increased to 19.6 percent for the quarter compared with 18.0 percent for the fiscal first quarter and 19.3 percent for the fiscal second quarter. Gross margin is expected to continue to improve in the current fiscal fourth quarter, benefiting from increased ordering activity from this large customer on a sequential basis and related increased sales.

(more)

Motorcar Parts of America, Inc.
2-2-2
Operating income for the fiscal 2026 third quarter was $8.3 million compared with $17.6 million in the prior year, impacted by lower sales.

Interest expense for the fiscal 2026 third quarter decreased by $3.5 million to $10.9 million from $14.4 million a year ago, reflecting lower average outstanding balances under the company’s credit facility, lower utilization of accounts receivable discount programs, and lower interest rates.

Net income for the fiscal 2026 third quarter was $1.8 million, or $0.09 per diluted share, compared with net income of $2.3 million, or $0.11 per diluted share, for the prior year. Net income was impacted by non-cash and one-time expenses of $611,000, or $0.03 per diluted share, as detailed in Exhibit 1, as well as the factors previously noted.

“Notwithstanding our short-term revised guidance, our outlook remains positive and ordering activity by a large customer is beginning to return to more normalized levels. Equally important, we anticipate favorable benefits due to the changing competitive landscape, as evidenced by our new business commitments and opportunities,” said Selwyn Joffe, chairman, president and chief executive officer.

He noted the company’s accelerated brake-related sales momentum, which will benefit overall gross profits.

Joffe also highlighted the company’s commitment to enhancing shareholder value through opportunities to divest non-strategic assets, expanding its business in Latin America, and leveraging the company’s solid financial position, cash flow generation and continued year-to-date net bank debt reduction.

Joffe added that for the nine-month period the company generated cash of approximately $23.7 million and net bank debt decreased by $10.9 million, after share repurchases of $8.4 million, to $70.5 million from $81.4 million.  The company currently has $25.1 million remaining available to repurchase shares under its authorized share repurchase program.

The company used cash of approximately $8.2 million from operating activities for the fiscal 2026 third quarter, primarily attributable to the build-up of inventory for new business. The company’s net bank debt was $70.5 million as of December 31, 2025.  Cash and revolver availability was approximately $146 million as of December 31, 2025 which supports new business opportunities, share repurchases and related initiatives to enhance shareholder value.

Nine-Month Results

Net sales for the fiscal 2026 nine-month period increased $13.3 million, or 2.4 percent, to $577.5 million from $564.2 million, despite a decrease of approximately $40 million from the previously noted customer.

(more)

Motorcar Parts of America, Inc.
3-3-3
Gross profit for the fiscal nine-month period was $109.5 million compared with $115.3 million a year earlier and gross margin for the nine months was 19.0 percent compared with 20.4 percent a year earlier, impacted by the sales decrease from the large customer previously referenced.

Operating income for the fiscal nine-month period was $44.8 million compared with $23.6 million in the prior year, reflecting the foreign exchange impact of lease liabilities and forward contracts.

Interest expense decreased by $6.6 million for the nine months to $36.4 million from $43.0 million a year ago, reflecting lower average outstanding balances under the company’s credit facility and lower interest rates.

Net income for the fiscal 2026 nine-month period was $2.7 million, or $0.13 per diluted share, impacted by non-cash expenses of $3.8 million, or $0.19 per diluted share, and one-time cash expenses of $1.9 million, or $0.09 per diluted share, compared with a net loss of $18.7 million, or $0.95 per share, a year ago, impacted by various items detailed in Exhibit 2.  Net income for the nine-month period reflects the items impacting the fiscal 2026 third quarter explained above.

Share Repurchase

For the fiscal 2026 nine-month period, the company repurchased 669,472 shares for $8.4 million at an average share price of $12.47. During the fiscal 2026 third quarter, the company repurchased 381,562 shares for $5.0 million at an average share price of $13.10 under its current authorization program.

The company anticipates further opportunities to build shareholder value through enhanced profitability and strong cash generation, supported by an anticipated return to more normal ordering activity and sales growth.

Revised Fiscal 2026 Guidance

The company is revising its fiscal 2026 sales guidance to between $750 million and $760 million, impacted by the previously noted reduced ordering by a large customer, due to its closure of stores and consolidation of distribution centers.  Operating income is expected to be between $72 million and $79 million, with depreciation and amortization of approximately $10 million.  These estimates reflect the expected impact of tariffs enacted as of February 9, 2026, and do not include certain non-cash items and one-time expenses.

(more)

Motorcar Parts of America, Inc.
4-4-4
Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2026 through 8:59 p.m. Pacific time on February 16, 2026 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2025 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

# # #

(Financial tables follow)

(more)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024

Net sales	$167,697,000	$186,176,000	$577,531,000	$564,249,000
Cost of goods sold	134,819,000	141,294,000	468,009,000	448,916,000
Gross profit	32,878,000	44,882,000	109,522,000	115,333,000
Operating expenses:
General and administrative	15,328,000	16,212,000	45,094,000	47,934,000
Sales and marketing	6,350,000	5,621,000	19,371,000	16,904,000
Research and development	3,460,000	3,008,000	10,694,000	7,884,000
Foreign exchange impact of lease liabilities and forward contracts	(594,000)	2,460,000	(10,411,000)	18,966,000
Total operating expenses	24,544,000	27,301,000	64,748,000	91,688,000
Operating income	8,334,000	17,581,000	44,774,000	23,645,000
Other expenses:
Interest expense, net	10,901,000	14,435,000	36,412,000	43,004,000
Change in fair value of compound net derivative liability	(3,910,000)	(260,000)	140,000	(2,460,000)
Total other expenses	6,991,000	14,175,000	36,552,000	40,544,000
Income (loss) before income tax (benefit) expense	1,343,000	3,406,000	8,222,000	(16,899,000)
Income tax (benefit) expense	(434,000)	1,115,000	5,552,000	1,849,000

Net income (loss)	$1,777,000	$2,291,000	$2,670,000	$(18,748,000)
Basic net income (loss) per share	$0.09	$0.12	$0.14	$(0.95)
Diluted net income (loss) per share	$0.09	$0.11	$0.13	$(0.95)
Weighted average number of shares outstanding:
Basic	19,393,228	19,783,170	19,377,401	19,739,481
Diluted	20,139,201	20,416,958	20,146,118	19,739,481

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2025	March 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$17,511,000	$9,429,000
Short-term investments	2,060,000	1,881,000
Accounts receivable — net	80,730,000	91,064,000
Inventory — net	398,980,000	359,669,000
Contract assets	33,327,000	29,606,000
Prepaid expenses and other current assets	25,153,000	19,822,000
Total current assets	557,761,000	511,471,000
Plant and equipment — net	30,681,000	31,990,000
Operating lease assets	65,852,000	66,603,000
Long-term deferred income taxes	5,850,000	4,569,000
Long-term contract assets	325,044,000	336,268,000
Goodwill and intangible assets — net	3,527,000	3,757,000
Other assets	2,595,000	2,978,000
TOTAL ASSETS	$991,310,000	$957,636,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$187,829,000	$172,117,000
Customer finished goods returns accrual	37,856,000	34,411,000
Contract liabilities	60,323,000	38,158,000
Revolving loan	88,010,000	90,787,000
Other current liabilities	7,411,000	5,570,000
Operating lease liabilities	9,357,000	9,982,000
Total current liabilities	390,786,000	351,025,000
Convertible notes, related party	39,890,000	35,207,000
Long-term contract liabilities	234,789,000	241,404,000
Long-term deferred income taxes	563,000	362,000
Long-term operating lease liabilities	58,973,000	65,308,000
Other liabilities	7,762,000	6,631,000
Total liabilities	732,763,000	699,937,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,208,710 and 19,435,706 shares issued and outstanding at December 31, 2025 and March 31, 2025, respectively	192,000	194,000
Additional paid-in capital	228,388,000	234,413,000
Retained earnings	22,703,000	20,033,000
Accumulated other comprehensive income	7,264,000	3,059,000
Total shareholders’ equity	258,547,000	257,699,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$991,310,000	$957,636,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and nine months ended December 31, 2025 and 2024. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended December 31, 2025 and 2024	Exhibit 1

	Three Months Ended December 31,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$1,777,000	$0.09	$2,291,000	$0.11

Non-cash items impacting net income
Core and finished goods premium amortization	$2,980,000	$0.15	$2,664,000	$0.13
Revaluation - cores on customers’ shelves	554,000	0.03	758,000	0.04
Share-based compensation expenses	1,388,000	0.07	993,000	0.05
Foreign exchange impact of lease liabilities and forward contracts	(594,000)	(0.03)	2,460,000	0.12
Change in fair value of compound net derivative liability	(3,910,000)	(0.19)	(260,000)	(0.01)
Tax effect (a)	(105,000)	(0.01)	(1,654,000)	(0.08)
Total non-cash items impacting net income	$313,000	$0.02	$4,961,000	$0.24

Cash items impacting net income
New product line start-up costs and transition expenses, and severance and other	397,000	0.02	-	-
Tax effect (a)	(99,000)	(0.00)	-	-
Total cash items impacting net income	$298,000	$0.01	$-	$-

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.

Items Impacting Net Income for the Nine Months Ended December 31, 2025 and 2024	Exhibit 2

	Nine Months Ended December 31,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$2,670,000	$0.13	$(18,748,000)	$(0.95)

Non-cash items impacting net income
Core and finished goods premium amortization	$8,815,000	$0.44	$8,013,000	$0.41
Revaluation - cores on customers’ shelves	2,805,000	0.14	2,316,000	0.12
Share-based compensation expenses	4,318,000	0.21	3,009,000	0.15
Foreign exchange impact of lease liabilities and forward contracts	(10,411,000)	(0.52)	18,966,000	0.96
Gain due to realignment of inventory at customer distribution centers	(643,000)	(0.03)	-	-
Change in fair value of compound net derivative liability	140,000	0.01	(2,460,000)	(0.12)
Tax effect (a)	(1,256,000)	(0.06)	(7,461,000)	(0.38)
Total non-cash items impacting net income	$3,768,000	$0.19	$22,383,000	$1.13

Cash items impacting net income
New product line start-up costs and transition expenses, and severance and other (b)	397,000	0.02	4,438,000	0.22
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.11	-	-
Tax effect (a)	(630,000)	(0.03)	(1,110,000)	(0.06)
Total cash items impacting net income	$1,891,000	$0.09	$3,328,000	$0.17

(a)	Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b)	For the nine months ended December 31, 2024, consists of $1,298,000 impacting gross profit and $3,140,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended December 31, 2025 and 2024	Exhibit 3

	Three Months Ended December 31,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$32,878,000	19.6%	$44,882,000	24.1%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,980,000	1.8%	$2,664,000	1.4%
Revaluation - cores on customers’ shelves	554,000	0.3%	758,000	0.4%
Total non-cash items impacting gross profit	$3,534,000	2.1%	$3,422,000	1.8%

Items Impacting Gross Profit for the Nine Months Ended December 31, 2025 and 2024	Exhibit 4

	Nine Months Ended December 31,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$109,522,000	19.0%	$115,333,000	20.4%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$8,815,000	1.5%	$8,013,000	1.4%
Revaluation - cores on customers’ shelves	2,805,000	0.5%	2,316,000	0.4%
Gain due to realignment of inventory at customer distribution centers (a)	(643,000)	0.4%	-	-
Total non-cash items impacting gross profit	$10,977,000	2.4%	$10,329,000	1.8%

Cash items impacting gross profit
New product line start-up costs and transition expenses	-	-	1,298,000	0.2%
Net tariff costs paid for products sold before price increases were effective	2,124,000	0.4%	-	-
Total cash items impacting gross profit	$2,124,000	0.4%	$1,298,000	0.2%

(a)	gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Nine Months Ended December 31, 2025 and 2024	Exhibit 5

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$1,777,000	$2,291,000	$2,670,000	$(18,748,000)
Interest expense, net	10,901,000	14,435,000	36,412,000	43,004,000
Income tax expense	(434,000)	1,115,000	5,552,000	1,849,000
Depreciation and amortization	2,359,000	2,532,000	7,181,000	7,862,000
EBITDA	$14,603,000	$20,373,000	$51,815,000	$33,967,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,980,000	$2,664,000	$8,815,000	$8,013,000
Revaluation - cores on customers’ shelves	554,000	758,000	2,805,000	2,316,000
Share-based compensation expenses	1,388,000	993,000	4,318,000	3,009,000
Foreign exchange impact of lease liabilities and forward contracts	(594,000)	2,460,000	(10,411,000)	18,966,000
Gain due to realignment of inventory at customer distribution centers	-	-	(643,000)	-
Change in fair value of compound net derivative liability	(3,910,000)	(260,000)	140,000	(2,460,000)
Total non-cash items impacting EBITDA	$418,000	$6,615,000	$5,024,000	$29,844,000

Cash items impacting EBITDA
New product line start-up costs and transition expenses, and severance and other	397,000	-	397,000	4,438,000
Net tariff costs paid for products sold before price increases were effective	-	-	2,124,000	-
Total cash items impacting EBITDA	$397,000	$-	$2,521,000	$4,438,000